Kansas City Southern Industries, Inc.
                                  Exhibit 12.1   File No. 1-4717
                                  Form 10-K    December 31, 1993
                                                     Page 1 of 2


                  KANSAS CITY SOUTHERN INDUSTRIES, INC.
                        AND SUBSIDIARY COMPANIES

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES-
                 EXCLUDING INTEREST ON DEPOSITS OF IFTC
                          (Dollars in Millions)

                                            Years Ended December 31,
                                    1993     1992     1991    1990     1989
Pretax Income, excluding
 equity in earnings of
 unconsolidated affiliates          $160.9   $ 92.8   $ 66.2  $ 56.3   $ 54.0

Interest expense on Indebtedness      51.2     33.1     32.1    31.4     30.2

Portion of Rents Representative
 of an Appropriate
 Interest Factor                      11.0      8.3      5.7     5.3      5.3

Equity in Undistributed Earnings
 of 50% Owned Affiliates               9.0      8.2      7.0     3.9      3.4

Distributed Earnings of Less Than
 50% Owned Affiliates                  0.5      0.6      0.2     0.3      0.2

Fixed Charges of
 50% Owned Affiliates                  1.4      1.0      1.3     1.6      1.6

 Income as Adjusted                 $234.0   $144.0   $112.5  $ 98.8   $ 94.7

Fixed Charges:

Interest Expense on Indebtedness    $ 51.2   $ 33.1   $ 32.1  $ 31.4   $ 30.2

Portion of Rents Representative
 of an Appropriate Interest Factor    11.0      8.3      5.7     5.3      5.3

Fixed Charges of
 50% Owned Affiliates                  1.4      1.0      1.3     1.6      1.6

 Total Fixed Charges                $ 63.6   $ 42.4   $ 39.1  $ 38.3   $ 37.1

Ratio of Earnings to
 Fixed Charges Excluding
 Interest on Deposits of IFTC         3.68     3.40     2.88    2.58     2.55

                                    Kansas City Southern Industries, Inc.
                                  Exhibit 12.1   File No. 1-4717
                                  Form 10-K    December 31, 1993
                                                     Page 2 of 2


                  KANSAS CITY SOUTHERN INDUSTRIES, INC.
                        AND SUBSIDIARY COMPANIES

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES-
                 INCLUDING INTEREST ON DEPOSITS OF IFTC
                          (Dollars in Millions)

                                             Years Ended December 31,
                                     1993    1992     1991     1990     1989
Pretax Income, excluding
 equity in earnings of
 unconsolidated affiliates          $160.9  $ 92.8   $ 66.2   $ 56.3   $ 54.0

Interest expense on Indebtedness      51.2    33.1     32.1     31.4     30.2

Portion of Rents Representative
 of an Appropriate Interest Factor    11.0     8.3      5.7      5.3      5.3

Equity in Undistributed Earnings
 of 50% Owned Affiliates               9.0     8.2      7.0      3.9      3.4

Distributed Earnings of Less Than
 50% Owned Affiliates                  0.5     0.6      0.2      0.3      0.2

Fixed Charges of
 50% Owned Affiliates                  7.8     9.8     13.0     12.3      8.3

 Income as Adjusted                 $240.4  $152.8   $124.2   $109.5   $101.4

Fixed Charges:

Interest Expense on Indebtedness    $ 51.2  $ 33.1   $ 32.1   $ 31.4   $ 30.2

Portion of Rents Representative
 of an Appropriate Interest Factor    11.0     8.3      5.7      5.3      5.3

Fixed Charges of
 50% Owned Affiliates                  7.8     9.8     13.0     12.3      8.3

 Total Fixed Charges                $ 70.0  $ 51.2  $ 50.8    $ 49.0   $ 43.8

Ratio of Earnings to
 Fixed Charges Including
 Interest on Deposits of IFTC         3.43    2.98    2.44      2.23     2.32